December 28, 2007

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:

We have read the statements made
by Boston
Income Portfolio (copy attached),
which we
understand will be filed with the
Securities and
Exchange Commission, pursuant to
Item 77K of
Form N-SAR, as part of the Form
N-SAR of
Boston Income Portfolio dated
December 28,
2007.  We agree with the statements
concerning
our Firm in such Form N-SAR.

Very truly yours,



PricewaterhouseCoopers LLP




















Eaton Vance Management


The Eaton Vance Building
255 State Street, Boston, MA 02109
(617) 482-8260



December 14, 2007

PricewaterhouseCoopers LLP
125 High Street
Boston, Massachusetts 02110

Dear Sirs:

In accordance with the requirements
of item 304
of Regulation S-K, please provide
us with a
letter(s) from your firm addressed
to the
Securities and Exchange Commission
stating
your agreement with the statements
made in the
enclosed attachments with respect
to certain
Eaton Vance Funds and Portfolios
as referred to
therein.

A copy of your letter will be filed
with the
Securities and Exchange Commission,
along with
the applicable statement as attached,
as an exhibit
to the respective Fund's or Portfolio's
next Form
N-SAR for the period ended October 31,
2007 (in
accordance with Item 77K of Form N-SAR).

Sincerely,



Barbara E. Campbell
Vice President, Eaton Vance Management




Applicable to Eaton Vance Government
Obligations Fund and Government
Obligations
Portfolio, Eaton Vance Low Duration
Fund and
Investment Portfolio, and Eaton Vance
Income
Fund of Boston and Boston Income
Portfolio:

OTTHER MATTERS

Change in Independent Registered
Public
Accounting Firm

On August 6, 2007,
PricewaterhouseCoopers LLP
resigned in the ordinary course
as the independent
registered public accounting
firm for the Fund
and Portfolio.

The reports of PricewaterhouseCoopers
LLP on
the Fund's and Portfolio's financial
statements
for each of the last two fiscal years
contained no
adverse opinion or disclaimer of
opinion and
were not qualified or modified as
to uncertainty,
audit scope or accounting principle.
There have
been no disagreements with
PricewaterhouseCoopers LLP during
the Fund's
and Portfolio's two most recent
fiscal years and
any subsequent interim period on
any matter of
accounting principles or practices,
financial
statement disclosure or auditing
scope or
procedure, which disagreements if
not resolved to
the satisfaction of
PricewaterhouseCoopers
LLP,
would have caused them to make
reference
thereto in their reports on the
Fund's and
Portfolio's financial statements
for such years,
and there were no reportable events
of the kind
described in Item 304 (a)(1)(v) of R
egulation S-K
under the Securities Exchange Act of
1934, as
amended.

At a meeting held on August 6, 2007,
based on
Audit Committee recommendations and
approvals, the full Board of
Trustees of the Fund
and Portfolio approved Deloitte
& Touche LLP as
the Fund's and Portfolio's independent
registered
public accounting firm for the
fiscal year ending
October 31, 2007.  To the best of
the Fund's and
Portfolio's knowledge, for the
fiscal years ended
October 31, 2006 and October 31,
2005, and

through August 6, 2007, the Fund
and Portfolio
did not consult with Deloitte &
Touche LLP on
items which concerned the application
of
accounting principles to a specified
transaction,
either completed or proposed, or the
type of audit
opinion that might be rendered on the
Fund's and
Portfolio's financial statements or
concerned the
subject of a disagreement
(as defined in
paragraph (a)(1)(iv) of Item
304 of Regulation S-
K) or reportable events
(as described in paragraph
(a)(1)(v) of Item 304 of
Regulation S-K).